UNSECURED PROMISSORY NOTE


     FOR VALUE RECEIVED, SUNDANCE HOMES, INC., an Illinois corporation (the "Obligor"), promises to pay to the order of Maurice Sanderman ("Payee"), the principal sum of
  Eight Hundred and Ninety Thousand Dollars ( $890,000.00_), upon the following terms:

1. The principal amount, which was used by Sundance to partially acquire the property located at 3232 North Halsted, Chicago, Illinois, shall be due and payable on or before October 1, 1998.

 2. Interest on the unpaid principal balance of this Note shall accrue at the rate of prime + 3 per annum compounded daily based on a 360 day year beginning March 17, 1998. Interest shall be payable upon the repayment of the principal on or before October 1, 1998.

 3. All payments hereunder shall be made in the lawful money of the United States of America at the office of Obligor in Chicago, Illinois or at such other address as the Payee may designate in writing to the Debtor.

 4. No failure on the part of the Payee to exercise, and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Payee of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

 5. The provisions of this Note shall be binding on the Debtor and its successors and assigns and the terms and provisions of this Note shall inure to the benefit of Payee and the Payee's successors and assigns. This Note may be amended, supplemented or changed, and any provision hereof waived, only by a written instrument making specific reference to this Note signed by the party against whom enforcement of any such amendment, supplement, change or waiver is sought. The Debtor agrees to pay all costs of collection, including, without limitation, attorney's fees, in the event any principal or interest is not paid when due.

 6. This Note shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respect by the laws and decisions of the Sate of Illinois, other than principles of conflicts of law. If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be severable in any such instance.


     IN WITNESS WHEREOF, Debtor has executed this Note effective as of the 17th day of March 1998.

                         SUNDANCE HOMES, INC.


By: ___/s/ Joseph R. Atkin_______
           Joseph R. Atkin


Its: __________________________
           Vice President